                                  SCHEDULE 14C
                                 (RULE 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

          [X] Preliminary Information Statement

          [ ] Confidential, for Use of the Commission Only (as permitted by Rule
              14c-5(d)(2))

          [ ] Definitive Information Statement

                        DENCOR ENERGY COST CONTROLS, INC.
                (name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box:)

          [X] No Fee required.

          [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and
              0-11.

               (1) Title of each class of securities to which transaction applies:

               (2) Aggregate number of securities to which transaction applies:

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-1

          [ ] Set forth the amount on which the filing fee is calculated and state how it was determined:

               (4) Proposed maximum aggregate value of transaction:

               (5) Total fee paid:

          [ ] Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange
              Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1) Amount Previously Paid:

               (2) Form, Schedule or Registration Statement No.:

               (3) Filing Party:

               (4) Date Filed:

                        DENCOR ENERGY COST CONTROLS, INC.
                                 1450 WEST EVANS
                             DENVER, COLORADO 80223
                                  303-922-1888

                              INFORMATION STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MARCH __, 2001

                                 MARCH __, 2001

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                      YOU ARE REQUESTED NOT TO SEND A PROXY

TO ALL SHAREHOLDERS OF DENCOR ENERGY COST CONTROLS. INC.

         NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders (the "Meeting") of Dencor Energy Cost Controls, Inc., a Colorado a corporation (the "Company"), will be held at the offices of the Company, 1450 West Evans, Denver, Colorado 80223, on March ___, 2001, at 9:30 a.m. Mountain Time. Management of the Company may conduct and participate in the Meeting by conference telephone. An Information Statement for the Meeting is enclosed. The purpose of the meeting is to consider and take action on the proposals summarized below:

         1. To ratify the Merger by and among the Company, Denmer Corporation, Reliable Power Systems, Inc. and certain shareholders of the Company;

         2. To amend the Company's Articles of Incorporation to increase the authorized common stock to 195,000,000 shares, no par value; to effectuate 1 for 18 reverse stock split with all fractional shares being rounded to the nearest whole share; and to amend the Company's Articles of Incorporation to decrease the authorized common stock from 195,000,000 shares, no par value to 65,000,000 shares, no par value and to increase the authorized preferred stock from 5,000,000 shares, no par value to 15,000,000 shares, no par value;

         3. To amend the Articles of Incorporation to change the Company's name from Dencor Energy Cost Controls, Inc. to Reliable Power Systems, Inc.

         4. To amend the Company's Articles of Incorporation to eliminate the right of cumulative voting for directors;

         5.  To approve the Reliable Power Systems Equity Incentive Plan;

         6. To elect Thomas J. Wiens, Graydon Neher and Luke Botica, to the Board of Directors

         7. To ratify the appointment of AJ Robbins, PC as the Company's independent auditors for the fiscal year ending December 31, 2001; and

         8. To conduct such other business as properly comes before the Meeting.

         The close of business on February ___, 2000, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof. For a period of at least ten days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open to examination by any shareholder during ordinary business hours at the offices of the Company, 1450 West Evans, Denver, Colorado 80223.


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


         The description of the proposals set forth above is intended only as a summary. Information concerning the matters to be acted upon at the Meeting is contained in the accompanying Information Statement. The shareholders of approximately 94.7% of the shares entitled to vote at the Meeting have agreed to vote in favor of the proposals summarized above. Therefore, we are not asking you for a proxy and you are requested not to send us a proxy.

By Order of the Board of Directors:


Thomas J. Wiens, Chairman

                                   ----------

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                   ----------


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


                        DENCOR ENERGY COST CONTROLS, INC.
                                 1450 WEST EVANS
                             DENVER, COLORADO 80223
                                  303-922-1888

                              INFORMATION STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH ___, 2001

         This Information Statement of Dencor Energy Cost Controls, Inc., a Colorado corporation (the "Company"), is being furnished to the shareholders of the Company in connection with an Annual Meeting of the Shareholders of the Company to be held at the offices of the Company, 1450 West Evans, Denver, Colorado 80223, on March __, 2001, at 9:30 a.m. Mountain Time (the "Meeting"). Management of the Company may conduct and participate in the Meeting by conference telephone.

         At the Meeting, the Company's shareholders will consider and take action on the following Proposals:

         1. To ratify the Merger by and among the Company, Denmer Corporation, Reliable Power Systems, Inc. and certain shareholders of the Company;

         2. To amend the Company's Articles of Incorporation to increase the authorized common stock to 195,000,000 shares, no par value; to effectuate 1 for 18 reverse stock split with all fractional shares being rounded to the nearest whole share; and to amend the Company's Articles of Incorporation to decrease the authorized common stock from 195,000,000 shares, no par value to 65,000,000 shares, no par value and to increase the authorized preferred stock from 5,000,000 shares, no par value to 15,000,000 shares, no par value;

         3. To amend the Articles of Incorporation to change the Company's name from Dencor Energy Cost Controls, Inc. to Reliable Power Systems, Inc.

         4. To amend the Company's Articles of Incorporation to eliminate the right of cumulative voting for directors;

         5.  To approve the Reliable Power Systems Equity Incentive Plan;

         6. To elect Thomas J. Wiens, Graydon Neher and Luke Botica, to the Board of Directors

         7. To ratify the appointment of AJ Robbins, PC as the Company's independent auditors for the fiscal year ending December 31, 2001; and

         8. To conduct such other business as properly comes before the Meeting.

         The Company plans to continue its current operations and expand its operations to include energy management and energy generation solutions to commercial and industrial customers. The Company currently manufactures and distributes energy cost control devices out of Denver, Colorado offices and is seeking to acquire additional companies and products to expand its operations.

         The Colorado Business Corporation Act requires the approval of shareholders who hold at least a majority of the outstanding shares entitled to vote to approve a recapitalization, to effect a reverse stock split, to change the corporate name, to eliminate cumulative voting for directors, and to elect directors. The Internal Revenue Code requires shareholder approval of the IntelliReady Equity Incentive Plan. The Company is not required to obtain shareholder approval for the appointment of auditors, however, the Company has elected to submit this issue to a vote of the shareholders.


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


Thomas J. Wiens, Chairman of the Company, who is deemed to be an "affiliate" of the Company, owns or has voting power over approximately 94.7% of the issued and outstanding voting securities of the Company as of the Record Date, has consented to vote for and adopt the resolutions of the Board of Directors to ratify the Merger by and among the Company, Denmer Corporation, Reliable Power Systems, Inc. and certain shareholders of the Company, to increase the authorized capital of the company to 195,000,000 shares of common stock, no par value, to effectuate a 1 for 18 reverse stock split, to decrease the authorized common stock to 65,000,000 shares, no par value, to increase the authorized preferred stock to 15,000,000 shares, no par value, to change the Company's name to Reliable Power Systems, Inc., to eliminate the right of cumulative voting, to adopt the Reliable Power Systems Equity Incentive Plan, to elect Thomas J. Wiens, Graydon Neher and Luke Botica as directors, and to ratify the appointment of AJ Robbins PC as the Company's independent auditors. No further votes are required, and none will be solicited. See the caption "Voting Securities and Record Date," herein.

                                   ----------

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                   ----------

           The date of this Information Statement is March ___, 2001.

                        VOTING SECURITIES AND RECORD DATE

         The Company's currently has two classes of stock outstanding. Those classes are common stock and preferred stock. The Company currently has two series of preferred stock outstanding, consisting of Series A Convertible Preferred Stock and Series B Redeemable Preferred Stock. All common stockholders are entitled to one vote per share for each item, provided that cumulative voting is allowed for directors. Holders of Series A Convertible Preferred Stock are entitled to 50 votes per share and holders of Series B Redeemable Preferred Stock are entitled to one vote per share. All shareholders at the close of business on February ___, 2001 (the "Record Date") are entitled to vote on the Proposals being presented to the shareholders.

         On the Record Date, there were 22,749,804 shares of common stock, 3,348,000 shares of Series A convertible Preferred Stock and 300,000 shares of Series B Redeemable Preferred Stock outstanding. In accordance with the Company's Articles of Incorporation, a majority of the shares of stock entitled to vote on an issue represented in person or by proxy, will constitute a quorum at this annual shareholders' meeting. The vote of a majority of all outstanding shares is necessary to approve each of the Proposals and cumulative voting is allowed for directors. The Chairman of the Board, Mr. Wiens, has enough votes to approve the Proposals outlined herein, including the election of all directors after taking into account the effects of cumulative voting and has indicated that he will approve the Proposals at the Meeting. The following tables sets forth information as of February ___, 2001 with respect to the ownership of the common stock and preferred stock for all persons who own or have voting control over more than five percent of each class or series of stock. The following shareholders have sole voting and investment power with respect to the shares, unless indicated otherwise.

Name of Beneficial Owner                 Beneficially Owned(1)    Percent of Class
------------------------                 ---------------------    ----------------

COMMON STOCK

First Western Industries, LLC(2)                6,804,000              29.90%

New West Capital, LLC(2)                          126,000                .55%

New West Partners, LLC(2)                       1,890,000               8.33%

Thomas J. Wiens(2)                              3,780,000              16.60%

Venture Vest Capital Corporation(3)             1,800,000               7.91%

Maynard L. Moe(4)                               2,103,650               9.25%

Edmund Barbour                                    610,000               2.68%

All Executive Officers and
Directors as a group (3 persons)               15,313,650              67.31%

SERIES A CONVERTIBLE PREFERRED STOCK

First Western Industries, LLC                   1,807,920(5)           54.00%

New West Capital, LLC                              33,480(5)            1.00%

New West Partners, LLC                            502,200(5)           15.00%

Thomas J. Wiens                                 1,004,400(5)           30.00%

SERIES B REDEEMABLE PREFERRED STOCK

Maynard L. Moe                                    150,000              50.00%
Theodore Hedman                                   150,000              50.00%

     1. All calculations are on a fully diluted basis and are based on stock ownership immediately prior to the proposed 18 for 1 reverse stock split. These calculations do not include the effects of stock payments that are required to be made to consultants for services that have or currently are being rendered because these payments are based on the fair market value of the Company's stock following the reverse stock split. Furthermore, the net effect of these payments are not anticipated to materially alter the ownership interest of the officers, directors and 5% shareholders.

     2. First Western Industries, LLC, dba New West Holdings, LLC, New West Capital, LLC, and Capital Partners, LLC are located at 5567 South Perry Park Road, Sedalia, Colorado 80135. These entities are controlled by Thomas J. Wiens and his immediate family.

     3. The address for Venture Vest Capital Corporation is 26 West Dry Creek Cir., Suite 600, Littleton, Colorado 80120.

     4.       The address for Maynard L. Moe is 1450 West Evans, Denver Colorado
              80223.

     5. The Series A Convertible Preferred Stock, as a group represents a total of 167,400,000 votes.


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


                                PRINCIPAL OFFICE

         The principal office of the Company shall remain 1450 West Evans, Denver, Colorado 80223. It may be necessary to move the principal office in the near future. At this time, the Company intends to keep its principal office in the Denver metropolitan area.

                                CHANGE IN CONTROL

         On February 7, 2001, pursuant to the terms of the Merger Agreement and Plan of Reorganization dated February 7, 2001, by and among the Company, Denmer Corporation, Reliable Power Systems, Inc. and certain shareholders of the Company, the shareholder of Reliable Power Systems, Inc. acquired 12,600,000 shares of the Company's common stock. Under the terms of the Agreement, Theodore Hedman, a former director of the Company, resigned on February 7, 2001 and Thomas J. Wiens was appointed as Chairman of the Board of Directors. Additionally, the former shareholders of Reliable Power Systems, Inc. were granted 3,348,000 shares of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock is convertible, in the aggregate, into 167,400,000 shares of common stock and is entitled to 50 votes per share. Finally, Maynard Moe and Theodore Hedman exchanged accrued wages for 300,000 shares of Series B Redeemable Preferred Stock. For a more complete description of the change in control and the terms of the Agreement see "MERGER AGREEMENT".

                                MERGER AGREEMENT

         The Company executed a Merger Agreement and Plan of Reorganization (the "Agreement") whereby the Company issued 12,600,000 shares of no par value common stock and 3,348,000 shares of no par value Series A Convertible Preferred Stock to the shareholder of Reliable Power Systems, Inc. $339,588.59 of the Company's debt was converted into Series B Redeemable Preferred Stock. Reliable Power Systems, Inc. merged into the Company's wholly owned subsidiary, Denmer Corporation. At the time of closing, Reliable Power Systems, Inc. was required to have $300,000 of unrestricted cash in excess of its liabilities. This cash was immediately loaned to the Company and used to pay off $300,000 of the Company's liabilities. The Articles of Merger were filed with the Colorado Secretary of State on February 8, 2001.

         Reliable Power Systems, Inc. was a small start-up Company located in Sedalia, Colorado. Reliable Power Systems, Inc. intends to provide commercial and industrial customers with a complete energy management and energy generating product line. The combined companies intend to accomplish this by locating and hiring an experienced management team, raising additional capital and acquiring existing businesses with complimentary product lines.

         As a result of the merger, the shareholders of Reliable Power Systems, Inc. acquired approximately 94.7% of the voting control of the Company. Reliable Power Systems, Inc.'s shareholders, First Western Industries, LLC, dba New West Holdings, LLC, New West Capital, LLC, New West Partners, LLC and Thomas J. Wiens were issued 12,600,000 shares of the Company's common stock and 3,348,000 shares of Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock will convert into 50 shares of common stock after the increase of authorized common stock to 195,000,000 shares. Each share of Series A Convertible Preferred

Stock is entitled to 50 votes on all matters submitted to the shareholders. Therefore, these shareholders have 180,000,000 of a possible 190,149,804 votes. A condition of Reliable Power Systems, Inc.'s willingness to close the transaction was the resignation of a director and the appointment of Thomas J. Wiens to the Board of Directors.

                         INCREASE IN AUTHORIZED CAPITAL

         The sole reason for authorizing 195,000,000 shares of common stock is to allow the Company to convert the Series A Convertible Preferred Stock into common stock and to comply with the terms of the Merger Agreement. Management believes that the Series A Preferred Stock is detrimental to its ability to raise additional capital and support a sufficient per share value for its stock. Immediately following the conversion of the series A Convertible Preferred Stock into common stock, the Company will effectuate the 1 for 18 reverse stock split.

                 SHARE CONVERSION FOLLOWING REVERSE STOCK SPLIT

         Each share of common stock of the Company shall, upon the effective date of reverse stock split, be converted into 1/18 share of common stock of the Company. The Company will round all fractional shares in accordance with normal rounding rules. Shareholders will be required to send their existing share certificates to the Company's transfer agent in exchange for a new certificate. The cost of the new certificates shall be paid by the individual shareholders. Management believes that it is imperative to preserve the Company's cash and control expenses. Therefore, the Company has made the difficult decision to require shareholders to pay the expense of converting their share certificates.

            PURPOSE AND PRINCIPAL REASONS FOR THE REVERSE STOCK SPLIT

         The principal reason to effect the reverse stock split is to assure that the Company's capital structure will be suitable for a small cap publicly traded company. The Company believes that it will not be able to maintain a sufficient price per share without effectuating the reverse stock split.

         The Company currently manufactures and sells energy cost control devices. While the Company was initially profitable in the 1970s, it has had limited success and has not been profitable in the past several years. As a result the Company's shares have had very little value and the bid and ask prices on February 8, 2001 were $.05 and $.06 respectively. The Company believes that its products are still viable and may result in future profits. The new majority shareholder plans to continue the current product line and pursue business opportunities in energy management and generation business, which it believes will add value to the Company's common stock. The management of the Company believes that reducing the number of outstanding and authorized shares of capital stock of the Company will encourage a higher trading price for the Company's stock in the future. Management of the Company believes that, in general, low trading prices have an adverse impact on the efficient level of the trading market for securities. In particular, brokerage firms often charge higher commissions for transaction involving low-priced stocks than they would for the same dollar amount of securities with a higher per share price. Some brokerage firms will not recommend purchases of low-priced stocks to their clients or make a market in such stocks, which tendencies adversely affect the liquidity for shareholders. In addition, a low priced stock adversely affects a corporation's ability to obtain equity financing. Finally, low priced stock are subject to the penny stock regulations.

                             PENNY STOCK REGULATION

         The Securities and Exchange Commission (the "SEC") has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Generally, penny stocks are equity securities with a price of less than $5.00 (other than securities registered on national securities exchanges or quoted on the NASDAQ system). So long as the Company's shares are traded for less than $5 per share, the shares will be subject to the SEC's penny stock rules unless (1) the Company's net tangible assets exceed $5,000,000 during its first three years of continuous operations or $2,000,000 after its first three years of continuous operations; or (2) the Company has had average revenue of at least $6,000,000 for the last three years. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prescribed by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As long as the common stock is subject to the penny stock rules, shareholders may find it difficult to sell their common stock.

         DECREASE IN AUTHORIZED COMMON STOCK AND INCREASE IN AUTHORIZED
                                 PREFERRED STOCK

         Immediately following the reverse stock split, the Company will file an amendment to its Articles of Incorporation decreasing the authorized common stock to 65,000,000 shares and increasing the authorized preferred stock to 15,000,000 shares. At that time the Company will have 10,563,878 shares of common stock and 300,000 shares of Series B Redeemable Preferred Stock outstanding. The principal reason for this recapitalization is to have a capital structure suitable for a small cap publicly traded company while giving the Board of Directors sufficient ability to carry out its acquisition strategy. The Company believes that a decrease in the authorized common stock will allow it access to more capital. The Company believes the increase in authorized preferred stock is necessary to carry out its acquisition strategy.

BLANK CHECK PREFERRED STOCK

         Following the increase in authorized preferred stock, the Board of Directors, without further action by the shareholders, unless otherwise required by law, will be authorized to issue up to 14,700,000 shares of preferred stock at such times, for such purposes and for such consideration as it may determine, subject only to limitations imposed by the Certificate of Designations for the Series B Redeemable Preferred Stock. The foregoing is a summary of the terms and conditions relating to the ability of the Board of Directors of the Company to issue preferred stock.

         The issuance of preferred stock could be used to create voting impediments and to make it more difficult for persons seeking to effect a merger or otherwise gain control of the Company. At this time, neither the Board of Directors nor management of the Company is considering the use of preferred stock for such purposes. The authorization and issuance of a series of preferred stock could have certain effects on the holders of common stock. Such effects might include (a) restrictions on dividends on common stock if dividends on preferred stock are in arrears, (b) possible dilution of the voting power of the common stock to the extent that the preferred stock has voting rights, and (c) holders of the common stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the preferred stock. The ability to issue preferred stock gives the Company greater flexibility for future financing needs, acquisitions, and other corporate purposes.

SERIES B REDEEMABLE PREFERRED STOCK

         The Series B Redeemable Preferred Stock has a stated value of $1.00 per share and liquidation preference for its holders. This means that the holders of the Series B Redeemable Preferred stock are entitled to receive $300,000 in cash or Company assets prior to any distributions to common stockholders. The Series B Redeemable Preferred stockholders are entitled to one voter per share and to participate in dividends on the same basis as the common stockholders. Management has no intention of declaring dividends in the foreseeable future. The Series B Redeemable Preferred stock is required to be redeemed by the Company in three equal installments on February 7, 2002, February 7, 2003 and February 7, 2004. The Company has the option of redeeming this preferred stock for cash at its stated value or with common stock at its then fair market value, provided that the fair market value shall be deemed to not be less than $2.00 per share nor more than $10.00 per share. Until such time as all of the Series B Redeemable Preferred Stock is redeemed, the Company may not issue any preferred stock with liquidation preferences in favor of the Series B Redeemable Preferred Stock.

             FEDERAL INCOME TAX CONSEQUENCES OF THE RECAPITALIZATION

         The recapitalization is intended to be a tax-free transaction under the Internal Revenue Code of 1986, as amended. Assuming the recapitalization qualifies as a tax free transaction, no gain or loss will be recognized to the holders of capital stock of the Company as a result of consummation of the recapitalization, and no gain or loss will be recognized by the Company. Each former holder of capital stock of the Company will have the same basis in the capital stock following the recapitalization as such holder has in the capital stock of the Company held by such holder at the time of consummation of the recapitalization. Each shareholder's holding period with respect to his capital stock will include the period during which such holder held the corresponding Company capital stock. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the recapitalization.

         The Company is making no representation regarding the proper tax treatment of this transaction. The IRS may view this transaction differently than the Company and could conclude that it is a taxable event.

THE FOREGOING IS ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION.

            CHANGE OF CORPORATE NAME TO RELIABLE POWER SYSTEMS, INC.

         The Board of Directors has proposed changing the corporate name to Reliable Power Systems, Inc. The Board of Directors believes that this name will be better received by its customers and will result in an identifiable brand name. The Board of Directors intends to retain ownership of the name Dencor Energy Cost Controls to preserve any goodwill that has been created in that name and will initially continue to market its existing products under that name.

                        ELIMINATION OF CUMULATIVE VOTING

         The Board of Directors is recommending the elimination of cumulative voting. The Board of Directors believe that cumulative voting is generally not viewed favorably by institutional investors and is unnecessarily complicated.

                             REGULATORY REQUIREMENTS

         With the exception of filings to be made with the Colorado Secretary of State, there are no federal or state regulatory requirements to be complied with or approvals that must be obtained in connection with the proposed amendments to the Articles of Incorporation.

                         REPORTS, OPINIONS OR APPRAISALS

         No report, opinion or appraisal has been sought in connection with the proposed amendments to the Articles of Incorporation.

                        ADOPTION OF EQUITY INCENTIVE PLAN

         The Company's Board of Director has adopted the Equity Incentive Plan and is submitting it for shareholder approval. The Board of Directors believes that the Equity Incentive Plan is important to permit the Company to continue to attract and retain officers, directors, key employees, advisors and consultants, to encourage stock ownership by employees and management, and to give the Board of Directors flexibility to provide incentives and promote the financial success and progress of the Company.

Below is a summary description of the Equity Incentive Plan:

         The Equity Incentive Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") of the Company or the Board of Directors if a Committee is not appointed. At this time, the Committee has not been formed. Subject to the Equity Incentive Plan, the Committee has the authority to determine to whom stock options or stock appreciation rights may be granted, the time or times at which options and rights are granted, the number of shares covered by each such grant, and the duration of the options or rights. All decision, determinations and interpretations made by the Committee are binding on participants of the Equity Incentive Plan.

UNDERLYING SECURITIES

         The securities underlying stock options and stock appreciation rights under the Equity Incentive Plan are shares of the Company's no par value common stock. Pursuant to the Equity Incentive Plan the maximum number of shares of common stock that may be issued upon exercise or payment will not exceed 900,000 shares. Pursuant to the terms of the Equity Incentive Plan, shares subject to stock options or stock appreciation rights which for any reason expire or are terminated unexercised as to such shares may again be the subject of a grant under the Equity Incentive Plan. In addition, for purposes of calculating the maximum number of shares which may be issued under the Equity Incentive Plan, only shares issued as a result of the exercise of stock appreciation rights are counted and any shares tendered as payment of the exercise price of an option will be added back to the Equity Incentive Plan.

ELIGIBLE EMPLOYEES AND OTHERS

         Stock options and stock appreciation rights may be granted under the Equity Incentive Plan to officers, directors and employees of, and advisors and consultants to, the Company. Options granted under the Equity Incentive Plan that are incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code (the "Code") may only be granted to employees (including officers and directors who are employees) of the Company. Advisors and consultants may receive grants only if they provide bona fide services that are not rendered in connection with the offer or sale of securities or in a capital-raising transaction. The Committee's discretion in granting options or stock appreciation rights to its members is limited. See "Option Grants to Committee Members" below.

OPTION GRANTS TO COMMITTEE MEMBERS

         Grants to Committee members may only be made by the Board of Directors (with members of the Committee abstaining). Additionally, the Board of Directors may establish a formula by which options are granted to Committee members.

OPTION PRICE AND DURATION

         Pursuant to the Equity Incentive Plan, the option price for nonqualified options, may be less than the fair market value of the stock on the date of grant, but in no event will the option price be less than 50% of the fair market value of the stock on the valuation date. For ISOs, the exercise price per share is 100% of the fair market value of the common stock on the date of valuation, or in the case of ISOs granted to employees holding more than 10% of the total combined voting power of all classes of stock of the Company, 110% of the fair market value of the common stock on the valuation date.

         "Fair Market Value" means (a) if there is an established market for the Company's common stock on a stock exchange, in an over-the-counter market or otherwise, the average closing price of the Company's stock for the ten consecutive trading days immediately before the valuation date, provided that the Committee may in its discretion provide an alternative definition of Fair Market Value, or (b) if there were no such sales on the valuation date, then in accordance with Treas. Reg. Sect. 10.2031-2 or successor regulations. Unless otherwise specified by the Committee at the time of grant or in the Equity Incentive Plan (as in the case of automatic grants to Committee members), the valuation date for purposes of determining Fair Market Value is the date of grant. The Committee may, however, specify in any grant of an option or stock appreciation right that, instead of the date of the grant, the valuation date shall be a valuation period of up to 90 days preceding the date of grant, and fair market value for purposes of such grant shall be the average over the valuation period of the mean of the highest and lowest quoted selling prices on each date on which sales were made in the valuation period.

         Unless otherwise prescribed by the Committee, options granted under the Equity Incentive Plan expire ten years from the date of grant, or in the case of ISOs granted to employees holding more than 10% of the total combined voting power of all classes of stock of the Company, five years from the date of grant.

EXERCISE OF OPTIONS AND PAYMENT FOR STOCK

         Options are exercisable in accordance with the terms and conditions of the grant to the participant. The exercise price of options may be paid in cash or in shares of the Company's common stock (valued at the fair market value of the shares on the date of exercise) or by a combination thereof. The Committee may, in its discretion, loan one or more participants all or a portion of the exercise price, together with the amount of any tax liability incurred by the participant as a result of the exercise of the option, for up to three years with interest payable at the prime rate quoted in the Wall Street Journal on the date of exercise. Members of the Committee may receive such loans for the exercise of their options with Board approval. In addition, the Committee or the Board of Directors may elect to permit a participant to effect a net exercise of an option without tendering shares of the Company's stock as payment for the option. In such an event, the participant would be deemed to have paid for the exercise of the option with shares of the Company's stock and would receive from the Company a number of shares equal to the difference between the shares that would have been tendered and the number of options exercised.

STOCK APPRECIATION RIGHTS

         Stock appreciation rights may be granted by the Committee under the Equity Incentive Plan. A stock appreciation right entitles its holder to receive the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the stock appreciation right.

EXERCISE OF STOCK APPRECIATION RIGHTS

         A stock appreciation right is exercisable at the time prescribed by the Committee. Exercise of a stock appreciation right is effected by written notice to the Company. The Company may pay the stock appreciation right in cash or shares of common stock in its sole discretion.

NO TRANSFERABILITY

         During a participant's lifetime, an option may be exercisable only by the participant. Options granted under the Equity Incentive Plan and the rights and privileges conferred thereby are not subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Committee may (i) permit a recipient of a nonqualified stock option to designate in writing during the participant's lifetime a beneficiary to receive and exercise the participant's nonqualified stock options in the event of such participant's death, (ii) grant nonqualified stock options that are transferable to the immediate family or a family trust of the recipient, and (iii) modify existing nonqualified stock options to be transferable to the immediate family or a family trust of the recipient. Any other attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Equity Incentive Plan or of any right or privilege conferred thereby contrary to the provisions of the Equity Incentive Plan would be null and void.

AMENDMENT, SUSPENSION AND TERMINATION

         The Board of Directors or the Committee may at any time suspend, terminate or amend the Equity Incentive Plan, except that, without the approval of the shareholders, (i) the total number of shares available for grants under the Equity Incentive Plan may not be increased, and (ii) no change may be made that requires shareholder approval under applicable law. No amendment, suspension or termination of the Equity Incentive Plan will, without the participant's consent, alter or impair any of the rights or obligations under any option or stock appreciation right granted prior to that amendment, suspension or termination. Unless earlier terminated by the Committee, the Equity Incentive Plan will terminate on March __, 2011, and no stock option or stock appreciation right maybe granted after that date.

FEDERAL INCOME TAX CONSEQUENCES

         A. Incentive Stock Options. The following general rules are applicable for Federal income tax purposes under existing law to employees of the Company who receive and exercise ISOs granted under the Equity Incentive Plan:

                  1. Generally, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon exercise of the ISO.

                  2. No tax deduction is allowed to the Company upon either grant or exercise of an ISO under the Equity Incentive Plan.

                  3. If shares acquired upon exercise of an ISO are not disposed of prior to the later of (i) two years following the date the Option was granted or (ii) one year following the date the shares are transferred to the optionee pursuant to the exercise of the Option, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term gain or loss to the optionee.

                  4. If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite holding periods (a "disqualifying disposition"), then in most cases the lesser of (i) any excess of the Fair Market Value of the shares at the time of exercise of the Option over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

                  5. In any year that an optionee recognizes compensation income on a disqualifying disposition of shares acquired by exercising an ISO, the Company will generally be entitled to a corresponding deduction for income tax purposes.

                  6. Any excess of the amount realized by the optionee as the result of a disqualifying disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as either long-term or short-term capital gain, depending upon the time elapsed between receipt and disposition of such shares.

                  7. The bargain element at the time of exercise of an ISO, i.e., the amount by which the fair market value of the common stock acquired upon exercise of the ISO exceeds the exercise price, may be taxable to the optionee under the "alternative minimum tax" provision of the Code.

         B. Nonqualified Options. Nonqualified Options are taxed in accordance with Section 83 of the Code and the Regulations issued thereunder. The following general rules are applicable to United States holders of such options and to the Company for Federal income tax purposes under existing law:

                  1. The optionee does not realize any taxable income upon the grant of a Nonqualified Option, and the Company is not allowed a business expense deduction by reason of such grant.

                  2. The optionee will recognize ordinary compensation income at the time of exercise of a Nonqualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company will require employees to make appropriate arrangements for the withholding of taxes on this amount.

                  3. When the optionee sells the shares, he or she will recognize a capital gain or loss in the amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (i.e., the exercise price plus the amount taxed to the optionee as compensation income). If the optionee holds the shares for longer than one year, this gain or loss will be a long-term capital gain or loss.

                  4. In general, the Company will be entitled to a tax deduction in the year in which compensation income is recognized by the optionee.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, the shareholders will elect a Board of Directors of three persons to serve until the next annual meeting of shareholders or until the election and qualification of their respective successors. It is not anticipated that any nominee will be unable or unwilling to accept nomination or election. All of the nominees have consented to serve as Directors until the next annual meeting, if elected. A majority of the votes cast at the Annual Meeting by shareholders entitled to vote thereon will be required for the election to the Board of Directors.

                                    NOMINEES

Thomas J. Wiens, Mr. Wiens is the Chairman of IntelliReady, Inc. IntelliReady is a home automation and bundled digital service provider. Mr. Wiens served as the Chairman of Recycling Industries, Inc. from 1988 to 1999. Recycling Industries, Inc., one of the nations's largest metals recycling companies. Due to an unprecedented drop in scrap metal prices, Recycling Industries filed for protection under Chapter 11 of the United States Bankruptcy Code in February of 1999 and filed a Reorganization Plan on June 14th, 2000. Mr. Wiens was the recipient of the Ernst & Young 1998 Entreprenuer of the Year Award for the Rocky Mountain Region. Mr. Wiens serves on the Board of Directors of the National Cutting Horse Association, the Board of Advisors of the Yale Divinity School and is actively involved with several local and national charities. Mr. Wiens earned a BA from the School of Government and Public Administration at the American University in Washington, DC and hold a Mdiv from Yale University.

Graydon H. Neher. Mr. Neher has served as President of Chemco, Inc. since December of 1994. Chemco, Inc. is a privately held natural resources company based in Denver, Colorado. Mr. Neher is a former director of Recycling Industries, Inc. During his tenure at Recycling Industries, Inc. Mr. Neher was appointed various committees, including the executive, compensation and audit committee. Mr. Neher currently serves on the Board of Directors of Compa Food Ministry, a non-profit charitable organization. Mr. Neher received a Bachelors degree in Finance from the University of Puget Sound and attended the University of Colorado at Boulder.

Luke F. Botica. Mr. Botica currently serves as Chief Financial Officer for Avenue.com. Mr. Botica is a former member and Vice Chairman of the Board of Directors of Recycling Industries, Inc. While with Recycling, Mr. Botica distinguished himself as an expert in finance and accounting. Mr. Botica has 27 years of senior, hands-on experience in fast growth companies, including over $1.0 billion in financings, initial public offerings, private placements, and commercial bank and lease facilities. Mr. Botica was Vice President and Chief Financial Officer of Donnelley Enterprise Solutions Incorporated from April of 1996 to September 1997 and Executive Vice President and Chief Financial Officer for Dames and Moore, Inc. from July 1995 to April 1996.

         Except for Thomas J. Wiens, no Director is a director of any other public company. Mr. Wiens is Chairman of IntelliReady, Inc. There are no family relationships among Directors of the Company, and no arrangements or understandings pursuant to which any of them are to be elected as Directors.

         During the fiscal year ended December 31, 2000, the Company had four
(4) Directors' Meetings. Each of the directors attended all meetings. There are no audit, compensation, or nominating committees of the Board of Directors.

                          EFFECTS OF CUMMULATIVE VOTING

         Cummulative voting allows each shareholder to cast five votes for directors. These votes may all be cast for a single nominee, five separate nominees, or in any other manner chosen by a shareholder. The maximum number of votes that may be cast by shareholders other than Mr. Wiens for any one director is 50,749,020. Mr. Wiens is entitled to cast 900,000,000 votes for the nominees for the Board of Directors. Mr. Wiens has indicated that he intends to cast 180,000,000 votes in favor of each nominee. This means that Mr. Wiens has sufficient voting control to elect all five nominees to the Board of Directors aster taking into account the effects of cumulative voting.

                    APPOINTMENT OF AJ ROBBINS, PC AS AUDITORS

         The following resolution will be offered by the Board of Directors at the meeting:

         "RESOLVED, that the selection by the Board of Directors of AJ Robbins PC, Certified Public Accountants, to audit the accounts of the Company for the year ended December 31, 1999, is hereby ratified".

         AJ Robbins PC will serve as the Company's independent auditors for the year ended December 31, 2001. This constitutes a change from the prior year. Gelfond Hochstadt Pangburn & Company previously served as the Company's independent auditors. There are no disputes or controversies regarding the proper manner of reporting financial transactions between the Board of Directors and Gelfond Hochstadt Pangburn & Company. The new board of directors is familiar with AJ Robbins PC and desires to hire AJ Robbins PC because of its responsiveness to its clients needs. Neither AJ Robbins PC, nor any member of its staff, has any financial interest in or any connection (other than as independent auditors) with the Company.

         The services performed by Gelfond Hochstadt Pangburn & Company during the last fiscal year were limited to the preparation of the audit and related matters. There were no non-audit services performed by the auditors during the fiscal year ended December 31, 1998. The Board of Directors anticipates utilizing AJ Robbins PC to assist with the structuring of its accounting department, the preparation of Securities and Exchange Commission filings and if necessary for management consulting services.

         There is no legal requirement for submitting this proposal to the shareholders; however, it is submitted by the Board of Directors in order to give the shareholders an opportunity to express their views on the Company's auditors. Whether the proposal is approved or defeated, the Board may reconsider its selection of AJ Robbins PC.

         If the resolution is not approved by the shareholders, the Board of Directors will reconsider its selection of AJ Robbins PC and consider retaining another firm of auditors.

         It is not anticipated that any representative of AJ Robbins PC or Gelfond Hochstadt Pangburn & Company will attend the Annual Meeting.

         An affirmative vote of the majority of shares represented at the meeting is necessary to ratify the selection of auditors. The Board recommends that the shareholders vote in favor of ratifying the selection of AJ Robbins PC as the Company's auditors for the fiscal year ending December 31, 2001 or until the Board of Directors, in its discretion, replaces them.

                       BOARD OF DIRECTORS' RECOMMENDATIONS

         The Board of Directors has considered each of the Proposals set forth in this information statement and is recommending that the shareholders adopt each of the proposals.

THE CHAIRMAN OF THE BOARD OF DIRECTORS OWNS SUFFICIENT VOTING SECURITIES OF THE COMPANY TO ADOPT, RATIFY AND APPROVE ALL OF THE ITEMS TO BE VOTED UPON AT THE ANNUAL MEETING OF THE SHAREHOLDER. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

         The information contained in this Information Statement constitutes the only notice any shareholder will be provided.

                              FINANCIAL INFORMATION

         A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 will be made available upon request.

    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

         With the exception of the amendments to the Company's Articles of Incorporation which will benefit Thomas J. Wiens and his affiliate entities by allowing the Series A Convertible Preferred Stock to be converted to common stock, none of the Company's officers, directors or any of their respective affiliates has any interest in any of the proposals to be acted upon at the Meeting. None of the Company's directors has indicated to the Company an intention to oppose any of the proposals to be acted upon at the Meeting. The Chairman of the Board, Mr. Wiens, has enough votes to approve the Proposals outlined herein and has indicated that he will approve the Proposals at the Meeting.

                           FORWARD-LOOKING STATEMENTS

         This Information Statement may contain certain "forward-looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases, which represent the Company's expectations or beliefs, including but not limited to, statements concerning the Company's operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," "might," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond the company's control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other Company filings with the Securities and Exchange Commission.

                              AVAILABLE INFORMATION

         The Company reports under the information requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth

Street, NW, Washington, DC 20549 or at the Regional Offices of the Commission which are located as follows: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates. Written requests for such material should be addressed to the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, NW, Washington, DC 20549. The Commission maintains a Web site that contains reports, proxy statements and other information filed electronically by the Company with the Commission which can be accessed over the Internet at http://www.sec.gov.

                               DISSENTER'S RIGHTS

         Pursuant to the Colorado Business Corporation Act, in certain identified situations the shareholders of the Company are entitled to assert dissenter's right and obtain payment for their shares. Colorado Business Corporation Act Section 7-113-101 et seq. provide a detailed explanation of when and how dissenter's rights are exercised. As a result of the merger shareholders may be entitled to assert dissenter's rights. The Colorado Business Corporation Act requires the Company to notify shareholders of record whenever they may be entitled to assert dissenter's rights. Shareholders desiring to assert dissenter's rights must affirmatively do so by delivering written notice to the Company prior to the shareholder vote. The foregoing information is merely a summary of the Colorado Business Corporation Act's Dissenter's Rights Provisions. A copy of the Colorado Business Corporation Act's Dissenter's Rights Provisions is attached as Exhibit A. This is the only notice of possible dissenter's rights that will be provided to shareholders.

                                 OTHER BUSINESS

         Management of the Company knows of no other matter which may come before the Meeting. However, if any additional matters are properly presented at the Meeting, Mr. Wiens has enough votes to establish a quorum and will vote in accordance with his judgment on such matters.

                                    EXHIBITS

A. Colorado Business Corporation Act - Dissenter's Rights Provisions

                                    EXHIBIT A
                        COLORADO BUSINESS CORPORATION ACT
                               DISSENTER'S RIGHTS


7-113-101. DEFINITIONS. For purposes of this article:

(1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102. RIGHT TO DISSENT. (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party if:

(I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

(II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

(d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

(a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

(b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

(c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

(a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

(c) Cash in lieu of fractional shares; or

(d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2) (Deleted by amendment, L. 96, p. 1321, Section 30, effective June 1, 1996.)

(2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

(a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

7-113-201. NOTICE OF DISSENTERS' RIGHTS. (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(1).

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).

7-113-202. NOTICE OF INTENT TO DEMAND PAYMENT. (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201.

(1) a shareholder who wishes to assert dissenters' rights shall:

(a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and (b) Not vote the shares in favor of the proposed corporate action.

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203. DISSENTERS' NOTICE. (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

(2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

(a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

(b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

(c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

(e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

(f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

(g) Be accompanied by a copy of this article.

7-113-204. PROCEDURE TO DEMAND PAYMENT. (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

(a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

(b) Deposit the shareholder's certificates for certificated shares.

(2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

(4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205. UNCERTIFICATED SHARES. (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206. PAYMENT. (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

(2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

(a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

(b) A statement of the corporation's estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter's right to demand payment under section 7-113-209; and

(e) A copy of this article.

7-113-207. FAILURE TO TAKE ACTION. (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION. (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

7-113-209. PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER. (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

(b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

(c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

(2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection

(1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

7-113-301. COURT ACTION. (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302. COURT COSTS AND COUNSEL FEES. (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

(b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.